Exhibit 99.1

News Release

Mercury Systems Reports First Quarter Results

First Quarter Highlights Include:
Revenue up 21% over prior year
Backlog sets new record
Revenue, EPS, adjusted EPS and adjusted EBITDA exceed consensus estimates

ANDOVER, Mass. October 24, 2017 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the first quarter of fiscal 2018, ended September 30, 2017.
Management Comments
“The first quarter of fiscal 2018 marked a solid start to the year for Mercury,” said Mark Aslett, Mercury’s President and Chief Executive Officer. “We continued to deliver strong revenue growth and profitability both in our organic and acquired businesses, validating once again our ongoing strategy. Our newly added capabilities and ability to generate and capture business synergies should expand our market opportunities and potential for future growth. The strong performance of the business in Q1, coupled with a robust pipeline of new business pursuits is allowing us to increase our full fiscal year 2018 guidance,” Aslett concluded.

First Quarter Fiscal 2018 Results
Total Company first quarter fiscal 2018 revenues were $106.1 million, compared to $87.6 million in the first quarter of fiscal 2017. The first quarter fiscal 2018 results include an aggregate of approximately $12.6 million of revenue attributable to the CES, Delta Microwave and Richland Technologies acquired businesses.

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Mercury Reports First Quarter Fiscal 2018 Results, Page 2

GAAP net income for the first quarter of fiscal 2018 was $18.0 million, or $0.38 per share, compared to $3.8 million, or $0.10 per share, for the first quarter of fiscal 2017. Adjusted earnings per share (“adjusted EPS”) were $0.37 per share for the first quarter of fiscal 2018, compared to $0.22 per share in the first quarter of fiscal 2017. The GAAP results include discrete tax benefits of $7.9 million associated with stock-based compensation deductions and $4.1 million derived from net operating loss carry-forwards associated with previously acquired businesses.
First quarter fiscal 2018 adjusted EBITDA for the Company was $25.0 million, compared to $18.2 million for the first quarter of fiscal 2017.
Cash flows from operating activities in the first quarter of fiscal 2018 were a net inflow of $8.0 million, compared to a net inflow of $10.3 million in the first quarter of fiscal 2017. Free cash flow, defined as cash flow from operating activities less capital expenditures, was a net inflow of $4.4 million in the first quarter of fiscal 2018, compared to a net inflow of $4.2 million in the first quarter of fiscal 2017.
All per share information is presented on a fully diluted basis.
Bookings
Total bookings for the first quarter of fiscal 2018 were $107.2 million, yielding a book-to-bill ratio of 1.01 for the quarter.
Backlog
Mercury’s total backlog at September 30, 2017 was $360.7 million, a $64.3 million increase from a year ago. Of the September 30, 2017 total backlog, $281.7 million represents orders expected to be shipped within the next 12 months.

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Mercury Reports First Quarter Fiscal 2018 Results, Page 3

Business Outlook
This section presents our current expectations and estimates, given current visibility, on our business outlook for the current fiscal quarter and fiscal year 2018. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks with respect to these estimates, including those listed in the Safe Harbor Statement below and in our periodic filings with the U.S. Securities and Exchange Commission, and make themselves aware of how these risks may impact our actual performance.
For the second quarter of fiscal 2018, revenues are forecasted to be in the range of $112.5 million to $116.5 million. GAAP net income for the second quarter is expected to be approximately $6.1 million to $7.1 million, or $0.13 to $0.15 per share, assuming no restructuring, acquisition, or non-recurring financing related expenses in the period, an effective tax rate of approximately 35%, and approximately 47.5 million weighted average diluted shares outstanding. Adjusted EPS is expected to be in the range of $0.28 to $0.30 per share. Adjusted EBITDA for the second quarter of fiscal 2018 is expected to be in the range of $25.3 million to $26.8 million.
For the full fiscal year 2018, we currently expect revenue of $457.0 million to $468.0 million, and GAAP net income of $37.8 million to $40.7 million, or $0.79 to $0.85 per share, assuming approximately 47.7 million weighted average diluted shares outstanding. Adjusted EBITDA for the full fiscal year is expected to be approximately $105.0 million to $109.0 million, and adjusted EPS for the full fiscal year is expected to be approximately $1.29 to $1.35 per share.
Recent Highlights
September - Mercury Systems announced it received $11.5 million in follow-on orders from a leading defense prime contractor for BuiltSAFE™ computing modules to be used in Command, Control, Communications, Computers, and Intelligence (C4I) subsystems. The subsystems will be deployed in both manned and unmanned platforms as well as their associated ground stations. The orders were booked in the Company's fiscal 2018 first quarter and are expected to be shipped over the next several quarters.

September - Mercury announced it received a $5.3 million follow-on order from a leading defense prime contractor for high-performance GPS Selective Availability Anti-Spoofing Modules (SAASM) for a precision guided munitions program. The order was booked in the Company's fiscal 2018 first quarter and is expected to be shipped over the next several quarters.

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Mercury Reports First Quarter Fiscal 2018 Results, Page 4

September - Mercury announced the launch of its Diagnostic Support Tools (DST) software suite, which provides the capabilities required for customers to build a robust subsystem Built-In-Test (BIT) for system integrity during system boot and application execution. Compatible with Mercury's BuiltSECURE™ infrastructure, DST provides comprehensive, non-intrusive fault detection across processor boards, graphics cards, I/O modules, networks, backplanes, operating systems, and applications.

September - Mercury announced it received a $3.8 million order from a leading defense prime contractor for high-performance radio frequency (RF) and microwave modules integrated into an advanced electronic warfare system. The order was booked in the Company's fiscal 2018 first quarter and is expected to be shipped over the next several quarters.

September - Mercury announced the availability of its BuiltSAFE™ GS Multi-Core Renderer. Part of the BuiltSAFE Graphics Suite, the software renderer runs on a multi-core CPU and is certifiable to DO-178C at the highest design assurance level (DAL A) as well as ASIL D for automotive safety.

September - Mercury announced that its ASURRE-Stor® portfolio of self-encrypting solid-state drives (SSD) received certification from the National Information Assurance Partnership (NIAP) for Common Criteria (CC) Full Disk Encryption FDE-EE and FDE-AA collaborative Protection Profiles (cPP). Launched in April of 2017, ASURRE-Stor SSDs are precision engineered to meet the stringent security and performance requirements defined in the National Security Agency's (NSA) Commercial Solutions for Classified (CSfC) program.

September - Mercury announced it received a $8.0 million order from a leading defense prime contractor for BuiltSECURE™ high density secure memory devices manufactured at its DMEA-trusted facility in Phoenix, Ariz. The high-speed memory devices will be integrated into active electronically scanned array (AESA) radar systems deployed on an advanced airborne military platform. The order was booked in the Company's fiscal 2018 first quarter and is expected to be shipped over the next several quarters.

September - Mercury announced it launched the MFCC-8558 BuiltSAFE™ single board computer (SBC) module. This new safety-certifiable SBC can boot in less than one second including the real-time operating system (RTOS) and graphics driver, making it 30 times faster than the prior

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Mercury Reports First Quarter Fiscal 2018 Results, Page 5

generation. Together the fast boot and ability to be safety certified make this SBC ideal for critical systems in avionics, communications, mission processing, and command and control applications.

September - Mercury announced it received a $2.0 million follow-on order from a leading defense prime contractor for high-efficiency, SWaP-optimized GPS filter amplifiers for a munitions application. The order was booked in the Company's fiscal 2017 fourth quarter and is expected to be shipped over the next several quarters.

August - Mercury announced it recently received Aerospace Standard 9100 (AS9100) certification for its Mercury Defense Systems Advanced Design Centers located in Cypress, Calif., West Lafayette, Ind. and Huntsville, Ala., as well as its headquarters facility in Andover, Mass. These recent certifications add to the existing certifications the Company currently holds at many of its sites in the U.S. and Europe.

August - Mercury announced volume production of the most recent addition to its portfolio of high-density secure memory devices. Optimized for significantly space-constrained defense and commercial avionics applications, Mercury's new product embeds 2GB of double data rate third-generation synchronous dynamic random-access memory (DDR3 SDRAM) in a highly compact, ruggedized ball grid array (BGA) package.

August - Mercury announced the planned availability of the Ensemble® 4000 Series SBC4510 VME single board computer (SBC) module with an Intel® Xeon® E3 v6 processor. The new SBC will enable technology insertion of modern high performance and system security engineering solutions into existing VME-based sensor processing systems.

August - Mercury announced it received an $8.5 million follow-on order against its recently announced $152.0 million 5 year sole source basic ordering agreement (BOA) to deliver advanced Digital RF Memory (DRFM) jammers to the U.S. Navy. The order was received in the Company's fiscal 2017 fourth quarter and is expected to be shipped over the next several quarters.

August - Mercury announced it received a $4.3 million follow-on order from a leading defense prime contractor to provide radar subsystems and related digital processing technologies for a missile defense application. The order was booked in the Company's fiscal 2017 fourth quarter.

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Mercury Reports First Quarter Fiscal 2018 Results, Page 6

July - Mercury announced it received a $5.0 million order from a leading defense prime contractor for airborne tactical mission computers in a maritime patrol aircraft. This is a follow-on to previous orders for systems destined to different countries. The order was booked in the Company's fiscal 2017 fourth quarter.

July - Mercury announced that Lisa S. Disbrow, recently retired Under Secretary of the U.S. Air Force, and Mary Louise (ML) Krakauer, former Executive Vice President and Chief Information Officer of Dell Corporation, were elected to the Board of Directors of Mercury Systems, Inc. With this election, the Board of Directors will consist of nine members, eight of which are independent directors.

July - Mercury announced it received a $5.5 million follow-on order from a leading defense prime contractor for compact, highly ruggedized, system-in-package (SiP) devices for an airborne weapons application. The order was booked in the Company's fiscal 2017 fourth quarter and is expected to be shipped over the next several quarters.

July - Mercury announced it received an $8.5 million follow-on order from a leading defense prime contractor for high density secure memory devices for integration into the computing systems of an advanced military avionics program. The order was booked in the Company's fiscal 2017 fourth quarter and is expected to be shipped over the next several quarters.

July - Mercury announced it received a $6.3 million order from a leading defense prime contractor for radar processing products. The order includes solutions for multiple surveillance programs and platforms ranging from high-altitude reconnaissance to maritime surveillance in both manned and unmanned aircraft. The order was booked in the Company's fiscal 2017 fourth quarter and will be shipped over the next several quarters.

July - Mercury announced it received a $10.5 million follow-on order from a leading defense prime contractor for high-performance microwave transceivers for precision guided munitions. The order was booked in the Company's fiscal 2017 fourth quarter and is expected to be shipped over the next several quarters.

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Mercury Reports First Quarter Fiscal 2018 Results, Page 7

July - Mercury announced it received the Premier Supplier Excellence Award from Raytheon. This prestigious award recognizes the Company's Phoenix, Ariz. Microelectronics Secure Solutions business unit for its operational excellence while delivering advanced microelectronic solutions in support of Raytheon's business needs. The award was presented by Raytheon executives to Mercury in a ceremony at the Company's Phoenix facility on July 13, 2017.

July - Mercury announced that it has extended its commercially-developed Ball Grid Array (BGA) packaging conversion technology to the new Intel® Xeon® Processor Scalable Family, previously codenamed "Skylake-SP". The technology enables conversion of the land grid array (LGA) package found on standard Intel Xeon server CPUs to the more rugged BGA package. The result is a truly rugged server-class processing option in an open system architecture that delivers 2-4x the performance of other product lines of Intel Xeon processors generally available in native BGA packages.

July - Mercury announced that it acquired Richland Technologies, LLC (RTL). Based in Duluth, Ga., RTL specializes in safety-critical and high integrity systems, software, and hardware development as well as safety-certification services for mission-critical applications. In addition, the Company is a leader in safety-certifiable embedded graphics software for commercial and military aerospace applications. The acquisition complements Mercury's acquisition of Creative Electronic Systems (CES) last November by providing additional capabilities in safety-critical markets as well as the opportunity to leverage RTL's U.S. presence and expertise. Together, the RTL and CES acquisitions position Mercury uniquely as a leading provider of secure and safety-critical processing subsystems for aerospace and defense customers. Mercury intends to maintain RTL's presence in Duluth, Ga.

Conference Call Information
Mercury will host a conference call and simultaneous webcast on Tuesday, October 24, 2017, at 5:00 p.m. ET to discuss the first quarter fiscal 2018 results and review its financial and business outlook going forward.
To join the conference call, dial (877) 303-6977 in the USA and Canada, or (760) 298-5079 in all other countries. Please call five to ten minutes prior to the scheduled start time. The live audio webcast can be accessed from the 'Events and Presentations' page of Mercury's website at www.mrcy.com/investor.

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Mercury Reports First Quarter Fiscal 2018 Results, Page 8

A replay of the webcast will be available two hours after the call and archived on the same web page for six months.
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted earnings per share “adjusted EPS”, and free cash flow, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.
Mercury Systems - Innovation That Matters™
Mercury Systems (NASDAQ:MRCY) is a leading commercial provider of secure sensor and mission processing subsystems. Optimized for customer and mission success, Mercury’s solutions power a wide variety of critical defense and intelligence programs. Headquartered in Andover, Mass., Mercury is pioneering a next-generation defense electronics business model specifically designed to meet the industry’s current and emerging technology needs. To learn more, visit www.mrcy.com.

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to fiscal 2018 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer

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Mercury Reports First Quarter Fiscal 2018 Results, Page 9

order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to cyber-security regulations and requirements increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2017. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #
Contact:
Gerry Haines, CFO
Mercury Systems, Inc.
978-967-1990

Mercury Systems, Innovation That Matters, BuiltSAFE and BuiltSECURE are trademarks and ASURRE-Stor and Ensemble are registered trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2018 Results, Page 10

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)	September 30,	June 30,
	2017	2017

Assets
Current assets:
Cash and cash equivalents	$26,074	$41,637
Accounts receivable, net	89,037	76,341
Unbilled receivables and costs in excess of billings	32,413	37,332
Inventory	93,274	81,071
Prepaid income taxes	2,085	1,434
Prepaid expenses and other current assets	9,114	8,381
Total current assets	251,997	246,196

Property and equipment, net	51,603	51,643
Goodwill	384,200	380,846
Intangible assets, net	126,501	129,037
Other non-current assets	8,291	8,023
Total assets	$822,592	$815,745

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$42,225	$27,485
Accrued expenses	10,639	20,594
Accrued compensation	16,603	18,406
Deferred revenues and customer advances	5,849	6,360
Total current liabilities	75,316	72,845

Deferred income taxes	650	4,856
Income taxes payable	855	855
Other non-current liabilities	11,503	11,772
Total liabilities	88,324	90,328

Shareholders’ equity:
Common stock	467	463
Additional paid-in capital	575,737	584,795
Retained earnings	157,038	139,085
Accumulated other comprehensive income	1,026	1,074
Total shareholders’ equity	734,268	725,417
Total liabilities and shareholders’ equity	$822,592	$815,745

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Mercury Reports First Quarter Fiscal 2018 Results, Page 11

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	Three Months Ended
	September 30,
	2017	2016
Net revenues	$106,069	$87,649
Cost of revenues (1)	55,395	48,205
Gross margin	50,674	39,444

Operating expenses:
Selling, general and administrative (1)	20,568	17,544
Research and development (1)	13,742	12,838
Amortization of intangible assets	5,637	4,602
Restructuring and other charges	95	297
Acquisition costs and other related expenses	261	421
Total operating expenses	40,303	35,702

Income from operations	10,371	3,742

Interest income	19	40
Interest expense	(3)	(1,822)
Other (expense) income, net	(815)	600

Income before income taxes	9,572	2,560
Tax benefit	(8,381)	(1,259)
Net income	$17,953	$3,819

Basic net earnings per share:	$0.39	$0.10

Diluted net earnings per share:	$0.38	$0.10

Weighted-average shares outstanding:
Basic	46,504	38,865
Diluted	47,489	39,865

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$148	$75
Selling, general and administrative	$3,976	$3,039
Research and development	$497	$518

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Mercury Reports First Quarter Fiscal 2018 Results, Page 12

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Three Months Ended
	September 30,
	2017	2016
Cash flows from operating activities:
Net income	$17,953	$3,819
Depreciation and amortization	9,337	7,320
Other non-cash items, net	813	1,446
Changes in operating assets and liabilities	(20,075)	(2,302)

Net cash provided by operating activities	8,028	10,283

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(6,000)	—
Purchases of property and equipment	(3,628)	(6,050)
Other investing activities	(374)	(111)

Net cash used in investing activities	(10,002)	(6,161)

Cash flows from financing activities:
Proceeds from employee stock plans	—	80
Payments of term debt	—	(2,500)
Payments for retirement of common stock	(13,548)	(6,128)

Net cash used in financing activities	(13,548)	(8,548)

Effect of exchange rate changes on cash and cash equivalents	(41)	49

Net decrease in cash and cash equivalents	(15,563)	(4,377)

Cash and cash equivalents at beginning of period	41,637	81,691

Cash and cash equivalents at end of period	$26,074	$77,314

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Mercury Reports First Quarter Fiscal 2018 Results, Page 13

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of Mercury’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made and license agreements. These intangible assets are valued at the time of acquisition, are amortized over a period of several years after acquisition and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. The Company’s adjustments reflected in restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. Management believes these items are non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

Acquisition and financing costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal, accounting, and other third party advisory fees. Although we may incur such third-party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facilities. The Company also incurs non-cash financing expenses associated with obtaining its credit facility. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies.  These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition.  In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2018 Results, Page 14

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although we may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company's business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

Stock-based and other non-cash compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. The Company also incurs non-cash based compensation in the form of pension related expenses. Although stock-based and other non-cash compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards, as well as pension actuarial assumptions. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based and other non-cash compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

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Mercury Reports First Quarter Fiscal 2018 Results, Page 15

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended
	September 30,
	2017	2016
Net income	$17,953	$3,819
Interest expense (income), net	(16)	1,782
Income taxes	(8,381)	(1,259)
Depreciation	3,700	2,718
Amortization of intangible assets	5,637	4,602
Restructuring and other charges	95	297
Impairment of long-lived assets	—	—
Acquisition and financing costs	854	553
Fair value adjustments from purchase accounting	509	2,077
Litigation and settlement expense (income), net	—	—
Stock-based and other non-cash compensation expense	4,696	3,632
Adjusted EBITDA	$25,047	$18,221

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended
	September 30,
	2017	2016
Cash flows from operations	$8,028	$10,283
Capital expenditures	(3,628)	(6,050)
Free cash flow	$4,400	$4,233

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2018 Results, Page 16

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted income and adjusted earnings per share ("adjusted EPS") are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends and allows for comparability with our peer company index and industry. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income as income before amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision (1). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Three Months Ended September 30,
	2017		2016
Net income and earnings per share	$17,953	$0.38	$3,819	$0.10
Amortization of intangible assets	5,637		4,602
Restructuring and other charges	95		297
Impairment of long-lived assets	—		—
Acquisition and financing costs	854		553
Fair value adjustments from purchase accounting	509		2,077
Litigation and settlement expense (income), net	—		—
Stock-based and other non-cash compensation expense	4,696		3,632
Impact to income taxes (1)	(11,951)		(6,085)
Adjusted income and adjusted earnings per share	$17,793	$0.37	$8,895	$0.22

Diluted weighted-average shares outstanding:		47,489		39,865

(1) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2018 Results, Page 17

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending December 31, 2017
Year Ending June 30, 2018
(In thousands, except per share data)

The Company defines adjusted EBITDA as income before interest income and expense, income taxes, depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based and other non-cash compensation expense.

The following table reconciles the adjusted EBITDA financial measure to its most directly comparable GAAP measures.

	Three Months Ending		Twelve Months Ending
	December 31, 2017		June 30, 2018
	Range		Range
	Low	High	Low	High

GAAP expectation -- Earnings per share	$0.13	$0.15	$0.79	$0.85

GAAP expectation -- Net income	$6,100	$7,100	$37,800	$40,700

Adjust for:
Interest expense (income), net	100	100	100	100
Income taxes	3,300	3,800	5,600	6,600
Depreciation	4,200	4,200	16,600	16,700
Amortization of intangible assets	5,700	5,700	22,400	22,400
Restructuring and other charges	—	—	100	100
Impairment of long-lived assets	—	—	—	—
Acquisition and financing costs	600	600	2,400	2,400
Fair value adjustments from purchase accounting	100	100	600	600
Litigation and settlement expense (income), net	—	—	—	—
Stock-based and other non-cash compensation expense	5,200	5,200	19,400	19,400
Adjusted EBITDA expectation	$25,300	$26,800	$105,000	$109,000

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2018 Results, Page 18

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending December 31, 2017
Year Ending June 30, 2018
(In thousands, except per share data)

The Company defines adjusted income as income before amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision (1). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Three Months Ending December 31, 2017
	Range
	Low		High
Net income and earnings per share	$6,100	$0.13	$7,100	$0.15
Amortization of intangible assets	5,700		5,700
Restructuring and other charges	—		—
Impairment of long-lived assets	—		—
Acquisition and financing costs	600		600
Fair value adjustments from purchase accounting	100		100
Litigation and settlement expense (income), net	—		—
Stock-based and other non-cash compensation expense	5,200		5,200
Impact to income taxes (1)	(4,200)		(4,300)
Adjusted income and adjusted earnings per share	$13,500	$0.28	$14,400	$0.30

Diluted weighted-average shares outstanding:		47,500		47,500

	Twelve Months Ending June 30, 2018
	Range
	Low		High
Net income and earnings per share	$37,800	$0.79	$40,700	$0.85
Amortization of intangible assets	22,400		22,400
Restructuring and other charges	100		100
Impairment of long-lived assets	—		—
Acquisition and financing costs	2,400		2,400
Fair value adjustments from purchase accounting	600		600
Litigation and settlement expense (income), net	—		—
Stock-based and other non-cash compensation expense	19,400		19,400
Impact to income taxes (1)	(21,400)		(21,400)
Adjusted income and adjusted earnings per share	$61,300	$1.29	$64,200	$1.35

Diluted weighted-average shares outstanding:		47,700		47,700

(1) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY